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                                                                    EXHIBIT 99.3

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 SCANSOFT, INC.

             FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                   August 31, 2005

The undersigned stockholder of ScanSoft, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus each dated
August 1, 2005 and hereby appoints Paul A. Ricci and James R. Arnold, or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of ScanSoft, Inc. to be held on August 31, 2005 at 11:00 a.m., local time at the Company's headquarters at 9 Centennial Drive, Peabody, Massachusetts, 01960, and at any adjournments or postponements thereof, with all power which the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company held of record by the undersigned as of the record date upon the proposals hereinafter specified and with discretionary authority upon such other matters as may properly come before the meeting. All previous proxies are hereby revoked.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                 (REVERSE SIDE)

PLEASE MARK VOTES AS IN THIS EXAMPLE. [X]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSALS BELOW.

1. To approve the issuance of shares of ScanSoft common stock in connection with a two step merger pursuant to which (i) in the first step, Nova Acquisition Corporation, a wholly owned subsidiary of ScanSoft, will merge with and into Nuance Communications, Inc., with Nuance surviving as a wholly owned subsidiary of ScanSoft and (ii) in the second step, Nuance will merge with and into Nova Acquisition LLC, a wholly owned subsidiary of ScanSoft, as contemplated by the Agreement and Plan of Merger, dated as of May 9, 2005, among ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC and Nuance.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

2. To approve the Stock Purchase Agreement, dated as of May 5, 2005, by and among ScanSoft and Warburg Pincus Equity VIII, L.P. and certain of its affiliated entities and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

3. To approve the assumption of stock options outstanding under the Nuance stock option plans with an exercise price of $10.00 or less in the manner set forth in the merger agreement.

FOR [ ] AGAINST [ ] ABSTAIN [ ]


                MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person. Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may revoke your proxy and vote in person if you desire.

Signature  __________________________________  Date: _____________

Signature:  __________________________________  Date: _____________

Address Change:  __________________________________________________